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                          CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statement of Austins Steaks & Saloon, Inc. on Form S-8 (File No. 33-84440-D) of our report dated February 23, 1996, except for notes 13 and 14 which are dated May 22, 1996, on our audit of the consolidated financial statements of Austins Steaks & Saloon, Inc. as of December 31, 1995, and for the year then ended, which report is included in this Annual Report on Form 10-KSB/A.



                                  /s/ Coopers & Lybrand LLP

                                  COOPERS & LYBRAND L.L.P.



Omaha, Nebraska
May 28, 1996